EXHIBIT 24.1

EVINE LIVE INC.

POWER OF ATTORNEY

The undersigned director and/or officer of EVINE Live Inc., a Minnesota corporation (the “Company”), does hereby (i) authorize the officers of the Company, and each of them acting alone, to prepare and file with the Securities and Exchange Commission (the “SEC”), with the advice of counsel, a Registration Statement or Registration Statements on Form S-3, or other applicable form or forms, for the registration under the Securities Act of 1933, as amended (the “1933 Act”) of the shares of common stock, $0.01 par value (the “Common Stock”) of the Company and warrants exercisable for such Common Stock (including shares of Common Stock held by certain selling shareholders); preferred stock of the Company and warrants exercisable for any such preferred stock and such other equity securities of the Company as are deemed necessary or desirable, and to make such changes in and additions and amendments to such Form S-3, as originally filed, including post-effective amendments thereto, as such officer or officers may deem necessary or advisable and (ii) make, constitute and appoint Mark Bozek, William McGrath, and Teresa Dery, and each or any one of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to such Form S-3 and to file the same with the SEC, granting unto these attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this March 11, 2015.

Signature	Title

/s/ Mark Bozek	Chief Executive Officer and Director
Mark Bozek	(Principal Executive Officer)

/s/ William McGrath	Executive Vice President and Chief Financial Officer
William McGrath	(Principal Financial and Accounting Officer)

/s/ Thomas Beers	Director
Thomas Beers

/s/ John Buck	Director
John Buck

/s/ Ronald Frasch	Director
Ronald Frasch

/s/ Landel Hobbs	Director
Landel Hobbs

/s/ Lowell W. Robinson	Director
Lowell W. Robinson

/s/ Bob Rosenblatt	Director
Bob Rosenblatt

/s/ Fred Siegel	Director
Fred Siegel